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                                                                    EXHIBIT 10.2



                           HARKEN ENERGY CORPORATION


                              Up to US$70,000,000

                     5.5% Senior Convertible Notes Due 2002


                               PLACING AGREEMENT


                                  June 3, 1997
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                                    CONTENTS


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
Clause  Heading
------  -------
                                                                                                                      Page
                                                                                                                      ----
1.        Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.        Release of the Press Announcement and Delivery of Documents . . . . . . . . . . . . . . . . . . . . . . . .   3

3.        Placing of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

4.        Representations and Warranties of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

5.        The Placing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

6.        Undertakings of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

7.        Indemnification and Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

8.        Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

9.        Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

10.       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

11.       Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

12.       Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

13.       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

14.       Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

The Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

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THIS AGREEMENT is made on June 3, 1997, BETWEEN

          (1)    HARKEN ENERGY CORPORATION (the "Company");

          (2) HSBC INVESTMENT BANK PLC ("HSBC"), RAUSCHER PIERCE & CLARK, INC. and RAUSCHER PIERCE & CLARK LIMITED (together "RPC") (together with HSBC, the "Lead Managers"); and

          (3) BANCA DEL GOTTARDO, JEFFERIES INTERNATIONAL LIMITED and INVESTMENTBANK AUSTRIA A.G. (together with the Lead Managers, the "Managers").

WHEREAS

          (A) The Company has authorised the creation and issue of up to U.S.$70,000,000 in aggregate principal amount of 5.5% Senior Convertible Notes Due 2002 (the "Notes"). The Notes will be in bearer form and are to be convertible into shares of the common stock (the "Common Stock") of the Company (the "Shares") at the Conversion Price of U.S.$5.00.

          (B) The Notes will be in the denominations of U.S.$10,000 and U.S.$50,000, and integral multiples thereof. The Notes will initially be represented by a temporary global bearer note (the "Global Note") which will be exchangeable for bearer notes in definitive form ("Bearer Notes"), with interest coupons ("Coupons") attached, in the circumstances specified in the Global Note.

          (C) The Notes will be subject to and have the benefit of a trust indenture (the "Trust Indenture"), a draft of which is in the agreed form and to which will be scheduled the forms of the Global Note and the Bearer Notes. The Trust Indenture, will be made between the Company and Marine Midland Bank (the "Trustee") as trustee for the holders of the Notes from time to time.

          (D) The Company will, in relation to the Notes, enter into a paying and conversion agency agreement (the "Agency Agreement") with Midland Bank plc (the "Principal Paying Agent", "Principal Conversion Agent" and "Authenticating Agent"), Kredietbank S.A. Luxembourgeoise (the "Listing Agent", "Luxembourg Paying Agent" and "Luxembourg Conversion Agent") and Swiss Bank Corporation (a "Paying Agent" and "Conversion Agent") and the Trustee, a draft of which is in the agreed form.

          (E) The Lead Managers have conditionally agreed on and subject to the terms hereof to act as agent for the Company to use their best efforts to procure Placees for all the Notes. The Issue is not underwritten.


IT IS AGREED as follows:

1.        Interpretation

          1.1 Definitions: In this Agreement, in addition to the definitions contained in the recitals, the following expressions have the following meanings:





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         "agreed form" means that the form of the document in question has been agreed between the proposed parties thereto and by the parties hereto prior to the Closing Date and (for the purposes of identification signed by or on behalf of) each of such parties and that either a copy thereof has been signed for the purpose of identification on behalf of Bracewell & Patterson, L.L.P. or such document has been signed on behalf of the parties thereto and delivered to Bracewell & Patterson, L.L.P. to be held in escrow pending release on the Closing Date;

         "AMEX" means The American Stock Exchange, Inc.;

         "Cedel" means Cedel Bank, societe anonyme;

         "Closing Date" means, subject to Clause 9.2, June 11, 1997;

         "Conditions" means the terms and conditions of the Notes as scheduled to the agreed form of the Trust Indenture as the same may be modified prior to the Closing Date, and any reference to a numbered "Condition" is to a correspondingly numbered provision thereof;

         "Conversion Price" has the meaning given to it in Condition 6;

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

         "Event of Default" means one of those events specified in Condition 12;

         "Issue" means the proposed issue of the Notes described in the Offering Circular;

         "Issue Documents" means the Trust Indenture and the Agency Agreement;

         "Issue Price" means 100 percent of the aggregate principal amount of the Notes;

         "Lien" has the meaning given to it in the Trust Indenture;

         "Offering" means the offering of the Notes pursuant to the Offering Circular;

         "Offering Circular" means the preliminary offering circular dated May 28, 1997, as amended by the final offering circular, including all documents incorporated by reference therein to the extent such documents are not superseded in the Offering Circular prepared in connection with the Issue, as the same may be amended or supplemented on or before the Closing Date;

         "Placees" has the meaning given to it in Clause 5.1;

         "Placement" means the offering of Notes made pursuant to the Offering Circular;

         "Person" has the meaning given to it in the Trust Indenture;

         "Press Announcement" means the press announcement to be mutually agreed by the Company and the Lead Managers;

         "Principal Subsidiary" has the meaning given to it in the Trust Indenture;

         "Restricted Period" means the period commencing on the day after the Closing Date and continuing for a period of forty days; it being understood that in accordance with the terms of the Notes in the event that Regulation S under the Securities Act is amended and such amendment is deemed applicable to the Notes, the term "Restricted Period" with respect to the Notes shall be subject to extension as then required by Regulation S as amended;

         "Securities Act" means the United States Securities Act of 1933, as amended;

         "Stabilising Manager" means HSBC, acting in the capacity as stabilising manager;

         "Subsidiary" has the meaning given to it in the Trust Indenture;

         "U.S.$" and "U.S. dollars" denote the lawful currency for the time being of the United States of America; and

         "Warrant Shares" means the shares of Common Stock of the Company issuable upon exercise of the Lead Manager Warrants.

         1.2 Clauses and Schedules: Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a clause hereof or a schedule hereto.

         1.3 Headings: Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.       Release of the Press Announcement and Delivery of Documents

         2.1 On or immediately following the Closing Date, the Company shall release the Press Announcement in the agreed form to the press in compliance with Regulation S of the Securities Act and shall subsequently file a Report on Form 8-K describing the Offering, as required and when due in accordance with the terms of the form.

         2.2 The Company shall as soon as practicable following execution of this Agreement and in any event, subject to Clause 2.3, by no later than 10.00 a.m. (London time) on the Closing Date, deliver, or procure that there are delivered, to the Lead Managers, in the agreed form:

         (a)     the Issue Documents;

         (b)     a legal opinion of Haynes and Boone, L.L.P.;

         (c)     the closing certificates of the Company; and

         (d)     the auditors comfort letter.

         2.3 The Lead Managers may, in their discretion, waive the requirement that the Company deliver to them any of the documents listed in Clause 2.2 or may extend the time for delivery of





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
         any of the documents. Any waiver or extension may be granted by the Lead Managers subject to such conditions as they determine.

3.       Placing of the Notes

         3.1     The Company undertakes to the Managers that:

         (a) subject to and in accordance with the provisions of this Agreement, the Company will issue the Notes on the Closing Date, in accordance with this Agreement and the Trust Indenture; and

         (b) the Company will, execute and deliver the Issue Documents on the Closing Date.

         3.2 In connection with this issue, the Stabilising Manager may over-allot or effect transactions which stabilise or maintain the market price of the Notes at a level which might not otherwise prevail. Such stabilising, if commenced, may be discontinued at any time. Such stabilising shall be conducted in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilising shall, as against the Company, be for the account of the Managers. The Managers acknowledge that the Company has not authorised the creation and issue of Notes in excess of U.S.$70,000,000 in aggregate principal amount.

         3.3 Each Manager warrants and represents to the Company and each other Manager that each contract note in the agreed form executed by such Manager selling the Notes shall contain the following legend:

         "Neither the Notes nor the Shares of Common Stock issuable upon conversion of the Notes have been or will be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and the Notes and the Shares may not be offered, sold, transferred, pledged, converted or otherwise disposed of in the U.S. or to, or for the account or benefit of, any "U.S. person" unless the Notes and the Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements of such laws are available.

         Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code of 1986, as amended".

4.       Representations and Warranties of the Company

         4.1 The Company represents and warrants to the Managers, in their capacity as Managers and as representatives of each of the Holders of the Notes, that:

         (a) the Company is duly incorporated and in good standing under the laws of the State of Delaware and has the requisite power and authority to create, issue, offer and sell the Notes, to execute this Agreement and each of the Issue Documents and to undertake and perform its obligations herein and therein. Neither the Company nor any Principal Subsidiary has commenced





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

         voluntary or involuntary proceedings to effect the winding up, liquidation or dissolution of the Company;

         (b) each Principal Subsidiary of the Company is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or establishment, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except as would not have a material adverse effect on the Company and the Subsidiaries taken as a whole, and (iii) is duly licensed or qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such licensing or qualification necessary, except as would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;. None of the Principal Subsidiaries nor any other party has commenced voluntary or involuntary proceedings to effect the winding up, liquidation or dissolution of any of the Principal Subsidiaries;

         (c) the authorized and outstanding capital stock of the Company is as set out in the Offering Circular, and all of the issued Shares have been duly and validly authorized and issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of each Principal Subsidiary are owned directly or indirectly by the Company free and clear of any Liens. Except as disclosed in the Offering Circular, the Company does not own, directly or indirectly, any equity or debt securities of any other company, corporation, partnership, joint venture or other entity which are material to the business or operations of the Company. Except as disclosed in the Offering Circular or the documents incorporated by reference therein, at the date hereof and at the Closing Date, there are and will not be any outstanding options, warrants or other rights to purchase any Shares of the Company;

         (d) the execution, delivery and performance of this Agreement and the Issue Documents has been duly authorized by all requisite corporate action of the Company;

         (e) the creation, offer, sale and issue of the Notes, the execution of this Agreement and the Issue Documents and the undertaking and performance by the Company of the obligations expressed to be assumed by it herein and therein will not violate:

                 (i) the Certificate of Incorporation or By-laws of the Company;

                 (ii) assuming compliance by the Managers with the United States securities law requirements set forth in the Schedule, any law applicable to the Company or any Principal Subsidiary or any rule, regulation or order of any court or governmental agency or body having jurisdiction over the Company or any Principal Subsidiary; or

                 (iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company or any Principal Subsidiary is a party or by which the Company or any Principal Subsidiary is bound or to which any of the properties or assets of the Company or any Principal Subsidiary are subject, or be in conflict





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
                          with, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any Principal Subsidiary (except any such violation or conflict described therein or herein which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole);

         (f)     (i)      this Agreement constitutes;

                 (ii) upon due execution by or on behalf of the Company and the other parties thereto, the Issue Documents will constitute; and

                 (iii) upon due execution of the Trust Indenture, the Global Note and the Bearer Notes by or on behalf of the Company and the other parties thereto and due authentication of the Global Note and the Bearer Notes, the Notes will constitute:

         legal, valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with their respective terms, except that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganisation or other similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnity or contribution may be limited under applicable law;

         (g) Each of the Global Note, the Bearer Notes, the Coupons and the Shares conform in all material respects to the description of such Global Note, Bearer Notes, Coupons and Shares contained in the Offering Circular, and the Shares conform to the terms of the Common Stock contained in the Certificate of Incorporation;

         (h) upon issuance of the Notes in accordance with the Trust Indenture, the Notes will constitute direct, general and unconditional obligations of the Company which:

                 (i) rank pari passu among themselves and with the 6.5% Senior Convertible Notes Due 2000 of the Company, and with all present and future Indebtedness other than Subordinated Obligations and Indebtedness secured by Liens (all as defined in the Trust Indenture) of the Company; and

                 (ii) will rank senior to all existing and future Subordinated Obligations (as defined in the Trust Indenture), except to the extent permitted by the applicable laws relating to creditors' rights;

         (i) the Shares, as and when issued by the Company from time to time pursuant to conversion of the Notes in accordance with the terms of the Issue Documents, will be validly issued and outstanding, fully paid and non- assessable and will not be subject to any pre-emptive or similar right, and the Holder of each Note will receive good and valid title to the Shares upon conversion of such Note in accordance with the terms of the Issue Documents, free and clear of any Lien, except such as may have been created by the Holder of the Note and such restrictions on transfer as may be imposed under United States federal or state securities or blue sky laws. Other than the





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         approval of the listing of the Shares by AMEX and any applicable registration requirements, no consent or approval by the stockholders of the Company or any other Person is required to be obtained by the Company for the consummation of the issuance of the Shares by the Company pursuant to conversion of the Notes. As and from the expiry of the Restricted Period (so long as not extended) (i) each stock certificate representing any of the Shares shall be free of any type of restrictive legend, (ii) the Shares represented by each such stock certificate shall not be subject to any "stop transfer" or similar order at the Company's transfer agent for its Common Stock, and (iii) the Company shall have filed with the AMEX or Alternative Stock Exchange all necessary filings in respect of the inclusion of the Shares in the shares of Common Stock of the Company listed for trading on the AMEX or Alternative Stock Exchange;

         (j) upon delivery to the Lead Managers, the Lead Manager Warrants (as defined in Clause 8.2 hereof) will be duly issued and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights, regardless of whether such enforceability is considered in a proceeding in equity or at law. The shares of Common Stock issuable upon exercise of the Lead Manager Warrants have been duly and validly authorized for issuance in accordance with the terms of the Warrants and reserved for issuance to the extent authorized by applicable law. The shares of Common Stock issuable upon exercise of Lead Manager Warrants, as and when issued and delivered in accordance with the terms thereof, and upon receipt by the Company of the exercise price therefor, will be duly and validly issued and outstanding, fully paid and non- assessable, and will not be subject to any pre-emptive or similar right;

         (k) assuming compliance by the Managers with the United States securities law requirements as set out in the Schedule and other than the approval of AMEX, all authorizations, consents and approvals required by the Company for or in connection with the creation and issue of the Notes, the execution of this Agreement and the Issue Documents, the performance by the Company of the obligations undertaken by it herein and therein and the distribution of the Offering Circular in accordance with the provisions set out in the Schedule have been obtained and are in full force and effect;

         (l) neither the nature of the Company nor of any Subsidiary, nor of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of the Indenture or the offer, issue, sale or delivery of the Global Note, or the Bearer Notes, or the Shares is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Indenture or the offer, issue, sale or delivery of the Global Note or the Bearer Notes or the issuance of Shares pursuant to conversion of the Notes;

         (m) the Offering Circular sets forth a description of the business conducted and proposed to be conducted as of the date thereof by the Company orits Principal Subsidiaries, and the principal Properties of the Company or its Principal Subsidiaries, which description is true and correct in all material respects. The Company shall use its best efforts to ensure that the Offering Circular will comply with the requirements of the Luxembourg Stock Exchange on the Closing Date;





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
         (n) each of the Company and its Principal Subsidiaries, has (i) Good Title to its Oil and Gas Properties and (ii) good and defensible title to all other material Properties and assets described in the Offering Circular as owned by it, in the case of such other Properties and assets free and clear of all Liens, except as disclosed in the Offering Circular or which are not material to the business of the Company and its Subsidiaries taken as a whole or which will not conflict with the obligations of the Company under this Agreement, the Issue Documents and the Notes. Each of the Company and its Subsidiaries has a valid, subsisting lease for the real Property (other than its Oil and Gas Properties, subject to clause (i) of this sentence) described in the Offering Circular as leased by it. To the knowledge of the Company's management, except as otherwise disclosed in the Offering Circular, the Company and each of its Subsidiaries owns or possesses or is the valid licensee of all patents, trademarks, service marks, trade names, copyrights and other intellectual property necessary to carry on its business as described in the Offering Circular, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if the subject of an unfavourable decision, ruling or finding, would result, individually or in the aggregate, in any material adverse change in, or which would materially and adversely affect the business, operations, financial position or business prospects of, the Company and its Subsidiaries taken as a whole;

         (o) based on the laws currently in effect and subject to the provisos set forth in the Offering Circular, all payments of principal and interest in respect of the Notes and the Coupons, and all other payments that may become due and payable under the terms of the Notes or the Coupons may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of any nature whatsoever imposed, levied, collected, withheld or assessed by United States federal and state taxing authorities or any political subdivision or authority thereof or therein having power to tax other than in the case of payments to be made by the Company to U.S. persons in circumstances where the Company is obliged to withhold payments due to U.S. back-up withholding tax but not gross-up under Condition 9;

         (p) the Offering Circular is true and accurate in all material respects and is not misleading in any material respect in light of the circumstances under which they were made; any opinions, predictions or intentions expressed in the Offering Circular are true and honestly held or made and are not misleading in any material respect and have been made after due and careful consideration of all relevant factors known to the Company; the Offering Circular does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make such information not misleading in any material respect in light of the circumstances under which they were made; provided, that this representation and warranty shall not apply to any statement or omission relating to matters of foreign law or made in reliance and in conformity with information furnished in writing to the Company by any Manager for use in the Offering Circular;

         (q) the Company will use the proceeds from the sale of the Notes for the purposes described in the Offering Circular;

         (r) neither the Company nor any of its Subsidiaries is, directly or indirectly, controlled by, or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of, "promoter" or "principal" of an "investment company," within the meaning of the Investment Company Act of 1940, as amended;





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
         (s) neither the Company nor any of its Subsidiaries is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended;

         (t) except as disclosed in the Offering Circular at the date hereof or at the date when this representation is deemed to be repeated, as the case may be, there are no actions, suits, investigations or proceedings pending to which the Company or any Principal Subsidiary is a party before or by any court or governmental agency or body, which would result, individually or in the aggregate, in any material adverse change in the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or which would materially and adversely affect the properties or assets of the Company, its subsidiaries or any branch thereof, and to the knowledge of the Company, no such actions, suits, investigations or proceedings are threatened by any Person;

         (u) except as disclosed in the Offering Circular and since December 31, 1996 there has been no adverse change, or any development reasonably likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Company that is material in the context of the issue of the Notes; and

         (v) to the knowledge of the Company, no event has occurred which is or would (with the passage of time, the giving of notice, the making of any determination or otherwise) become an Event of Default.

         4.2 The Company's consolidated audited financial statements including its statement of operations for the three fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively, and its balance sheets at December 31, 1994, December 31, 1995 and December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years ended on such dates, were prepared in accordance with generally accepted accounting principles in the United States consistently applied and present fairly (in conjunction with the notes thereto) the financial condition of the Company and its Subsidiaries (taken as a whole) as at the date they were prepared and the results of the operations of the Company and its Subsidiaries (taken as a whole) during the respective fiscal years then ended. The Company's unaudited condensed consolidated financial statements, including its statement of operations for the quarterly period ended March 31, 1997, and its balance sheet at March 31, 1997, and related condensed statements of stockholders' equity and cash flows of the Company and its Subsidiaries for the period ended on such date contain all adjustments necessary to present fairly the Company's financial position as of March 31, 1997 and the results of its operations and changes in cash flows for the quarterly period then ended. Except as set forth in the Offering Circular, since March 31, 1997, there has been no change in the properties, business, profits or condition (financial or otherwise) of the Company and its Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate have had a material adverse effect on the properties, business, assets, profits or financial condition of the Company and its Subsidiaries taken as a whole.

         4.3 The Company shall forthwith notify the Lead Managers of anything which at any time prior to payment into the Segregated Account of the net proceeds of the issue of the Notes to the Company on the Closing Date has or may have rendered, or will or may render, untrue or incorrect in any material respect any representation and warranty by the Company in this Agreement as if it had been made or given at such time with reference to the facts and circumstances then subsisting.

         4.4 The representations and warranties in Clause 4.1 which refer to the Offering Circular shall be deemed to be repeated (with reference to the relevant text of the Offering Circular and to the facts and circumstances then subsisting) on each date falling on or before the Closing Date on which the Offering Circular is amended or supplemented and distributed by the Managers.

5.       The Placing

         5.1 The Lead Managers, relying on the representations and warranties given by the Company herein, hereby undertake to the Company that, subject to and in accordance with the provisions of this Agreement they will act as agent for the Company (which appointment the Company hereby confirms) to use their best efforts to procure qualified subscribers ("Placees") to subscribe for all of the Notes on the Closing Date at the Issue Price free from all Liens and with all rights attached thereto. Neither of the Lead Managers shall have any obligations themselves to subscribe for any Notes.

         5.2 The Company hereby confirms that the foregoing appointment confers on the Lead Managers all powers, authorities and discretions on behalf of the Company which are reasonably necessary for or reasonably incidental to the making of the Issue on the basis set out in this Agreement, the Offering Circular and the Trust Indenture and hereby agrees to ratify and confirm everything which the Lead Managers shall lawfully and properly do in the exercise of, or in accordance with, such appointment, powers, authorities and discretions.

         5.3 The Lead Managers shall by no later than June 11, 1997 (or such later date as the Lead Managers and the Company may agree) notify the Company of the number of Notes, with an aggregate principal amount of up to U.S.$70,000,000, in respect of which subscription commitments have been obtained ("Placed Notes").

6.       Undertakings of the Company

         6.1 The Company shall deliver to the Managers on the date hereof and hereafter from time to time as requested as many copies of the Offering Circular as the Lead Managers may reasonably request.

         6.2 Without prejudice to their obligations under applicable law and the requirements of the Luxembourg Stock Exchange, the Company shall at the request of the Lead Managers at any time prior to payment of the net proceeds of the issue of the Notes to the Company on the Closing Date amend or supplement the Offering Circular in order to correct any untrue statement of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading and the Company shall deliver to the Managers from time to time as many copies of the relevant amendment or supplement as the Managers may reasonably request.

         6.3 Except as requested by the Managers in connection with the sale of the Notes, neither the Company or any affiliate of the Company nor anyone acting on behalf of the Company or any such affiliate, other than the Managers shall, directly or indirectly, offer or sell, or attempt to offer, sell or dispose of, any of the Notes, or solicit any offer to buy, or otherwise approach or negotiate in respect of, any of the Notes.

         6.4 Assuming compliance with the terms of the Schedule by the Managers, the Company shall furnish such information, execute such instruments and take such action, if any, as may be required to effect the placement of the Notes under the securities laws of each jurisdiction in which the Notes are offered for sale or sold; provided, however, that with respect to the U.S. securities laws the foregoing shall only be in accordance with the safe harbor provided by Regulation S and in no event shall the Company be required to qualify to do business in any jurisdiction where it is not now so qualified or which would subject the Company to taxation or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         6.5 The Company shall furnish or make available to the Lead Managers or their counsel such additional documents and information regarding the Company and its affairs as the Lead Managers may from time to time request, including any and all documentation reasonably requested in connection with their due diligence efforts regarding information in the Offering Circular and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement; and all actions taken by the Company to authorize the issuance and sale of the Notes and to reserve for issuance the shares of Common Stock issuable upon exercise of the Lead Manager Warrants shall be reasonably satisfactory in form and substance to the Lead Managers.

         6.6 The Company shall, at all times upon reasonable request from the date hereof through the Closing Date, (i) make available to each purchaser or its advisers, or both, prior to acceptance of its subscription, such information (in addition to that contained in the Offering Circular concerning the Offering, the Company and any other relevant matters as it possesses or can acquire without unreasonable effort or expense, and (ii) provide each purchaser or its advisers, or both, the opportunity to ask questions of, and receive answers from, the Company with respect to such matters.

         6.7 The Company shall not offer or sell any securities of the same class as the Notes until a period of six (6) months has elapsed from the Closing Date of the Offering, unless the Company shall have provided the Lead Managers with a satisfactory opinion from the Company's legal counsel to the effect that the proposed offer or sale will not result in any violation of the Securities Act, any state securities or blue sky laws, and any rules or regulations promulgated thereunder.

         6.8 From the date hereof to and including the Closing Date, the Company shall not, make any press release or other public announcement
         (i) without the prior written consent of the Lead Managers, (ii) prior to having furnished each of the Lead Managers with a copy of the proposed form of the press release or public announcement and giving the Lead Managers and their counsel a reasonable opportunity to review and comment upon the same or (iii) in a manner to which the Lead Managers or their counsel shall reasonably object, unless the Company is required to do so by applicable law.

         6.9 The Company shall make arrangements reasonably satisfactory to the Lead Managers to ensure that the Bearer Notes are delivered to the Trustee or the Authenticating Agent for authentication in the form required by, and otherwise in accordance with, the Issue Documents.

         6.10 The Company shall use all reasonable endeavours to procure the listing of the Shares and the Warrant Shares on the AMEX or an Alternative Stock Exchange and to maintain the same until none of the Notes or Warrants, as the case may be, are outstanding.

         6.11 The Company shall use all reasonable endeavours to procure the listing of the Notes on the Luxembourg Stock Exchange and to maintain the same until none of the Notes are outstanding; provided, that, if it is impracticable or unduly burdensome to maintain the listing of the Notes on the Luxembourg Stock Exchange, the Company shall use all reasonable endeavours to procure and maintain as aforesaid a listing of or quotation for the Notes on such other stock exchange or exchanges as they may (with the approval of the Lead Managers and the Trustee) decide.

         6.12 The Company has agreed that if the Restricted Period has been lengthened because such amendments are applicable to the Notes, that it will register the issuance or resale of the Shares under the Securities Act as soon as practicable and maintain the effectiveness of a registration statement covering such Shares for such period of time as may be necessary to effectuate the resale of the Shares without regard to any such extension of the Restricted Period, in accordance with the Terms and Conditions of the Notes.

         6.13 In the event that any potential investor is contacted and introduced to the Company by the Managers during the Offering Period and such investor provides financing to the Company at any time during one (1) year from the Closing Date, the Managers shall be entitled to the same fees provided for in Clause 8.1 below with respect to such financing as if it had occurred as part of the Placement.

7.       Indemnification and Contribution

         7.1 The Company agrees to defend, indemnify, and hold each of the Managers and their respective officers, directors, agents, employees and controlling persons (each, an "Indemnified Person") harmless from and against any losses, claims, damages, or liabilities (including, without limitation, court costs and reasonable attorneys' fees) to which any Indemnified Person may become subject insofar as the same arises from an action which alleges or is based upon:

         (a) any alleged untrue statement of a material fact contained in the Offering Circular, or omission of a material fact, or any other violation of applicable securities or other laws, rules and regulations; or

         (b) the performance by each of the Managers of its obligations and services, or the performance by any other Indemnified Person on behalf of the Managers of any obligations hereunder in accordance with this Agreement or otherwise in connection with the subject matter hereof, including the issue of any material provided by the Company, or after having been approved by, the Managers; or

         (c) any breach or alleged breach of or failure to comply with, the laws or regulations of the United States or of any other State thereof by the Company or any Affiliate resulting from the release of the Press Announcement, and the preparation and distribution of the Offering Circular; or

         (d) any material breach or alleged material breach of any of the representations and warranties, or any of the undertakings or obligations of the Company; or

         (e) the creation, allotment, offer, sale, issue and placing of the Notes;

         irrespective of the role or concurrent negligence of such Indemnified Person, by the Company or its officers, directors, agents, employees and controlling persons and to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, settling or defending any action or claim in connection therewith (including, without limitation, court costs and reasonable attorneys' fees) up until such time as the Company assumes the defense of any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (i) directly or indirectly results from any untrue statement of a material fact or omission of a material fact made in the Offering Circular in reliance upon and in conformity with written information provided to the Company by or on behalf of the Managers specifically for inclusion in such Offering Circular or (ii) is found in a final judgment of a court of competent jurisdiction to have resulted from the Indemnified Person's gross negligence or bad faith in performing their services hereunder. If for any reason the foregoing indemnification is unavailable to the Indemnified Person or insufficient to hold the Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Person as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnified Person on the other hand but also the relative fault of the Company and the Indemnified Person, as well as any relevant equitable considerations. The Company agrees to reimburse the Indemnified Person within ten days after presentation of any statement by the Indemnified Person of all reasonable expenses (including without limitation of the generality of the foregoing, the reasonable fees and expenses of attorneys selected by the Indemnified Person) incurred in connection with any testimony the Indemnified Person or its employees are required to give (in court, before a regulatory agency, by deposition or otherwise) in any regulatory or court proceeding (including depositions), whether or not the Indemnified Person is a party, and which related directly or indirectly to the proposed Placement. This indemnity shall be without prejudice to any other rights of any other Indemnified Person.

         7.2 With respect to the foregoing Clause 7.1 of the indemnification, the Company agrees that an Indemnified Person shall not be deemed to have been grossly negligent for reasonably relying upon any written untrue statement or alleged omission of a material fact necessary to make the statements, in light of the circumstances in which such statements were made, not misleading, contained in or omitted from any information provided to the Indemnified Person by or on behalf of the Company (including, without limitation of the generality of the foregoing, any accountant or attorney employed or retained by the Company). The indemnification provided in the foregoing Clause 7.1 hereof shall extend upon the same terms and conditions to each Person, if any, who may be deemed to control the Indemnified Person and shall be applicable, to the extent set forth herein, whether or not negligence of the person entitled to indemnification is alleged or proven.

         7.3 Each Indemnified Person shall, in the event any action (with respect to which indemnity or reimbursement from the Company may be sought by the Indemnified Person on account of agreements contained herein) shall be brought or threatened against such Indemnified Person, prompt notice will be given to the Company in writing of such action, together with a copy of all papers served on, or received by, the Indemnified Person in connection with such action provided that failure to give such notice shall not affect the Indemnified Person's right under these indemnification provisions, unless, and only to the extent that, such failure results in the Company's forfeiture of substantive rights or defenses. If such an event occurs the Company shall assume the defense of such action, including the employment of counsel and the payment of all expenses. The Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (a) the employment thereof has been specifically authorized by the Company in writing; (b) the Company has failed to assume the defense and employ counsel; or (c) the named parties, or parties threatened to be named, to any such action (including any impleaded parties or parties threatened to be impleaded) include both the Indemnified Person and the Company, and the Indemnified Person has been advised by such counsel that there may be one or more legal defenses available to the Indemnified Person which are different from or additional to those available to the Company (in which cases the Indemnified Person shall have the right to employ their own counsel and in such cases any reasonable fees and expenses of such counsel shall be paid by the Company).

         7.4 The obligations under this Clause 7 shall survive any termination of this Agreement, in whole or in part.

8.       Fees and Expenses

         8.1     The Company shall, on the Closing Date, pay to HSBC:

         (i) for the account of the Lead Managers, a placement fee of three percent (3%) of the aggregate principal amount of the Placed Notes, which shall be allocated as between themselves, and any Managers of the Issue as the Lead Managers see fit;

         (ii) for the account of HSBC, a financial advisory fee of two percent (2%) of the aggregate principal amount of the Placed Notes; and

         (iii) for the account of Rauscher Pierce & Clark Limited, a financial advisory fee of two percent (2%) of the aggregate principal amount of the Placed Notes.

         Such commissions and fees shall be deducted from the Issue Price. The Lead Managers and the Company acknowledge and agree that any fees payable to third parties, other than the parties to the Issue Documents as set forth in Section 8.3(d), to be agreed in a side letter between the Company and the Lead Managers shall be payable out of the financial advisory fees set forth in subparts (ii) and (iii) above.

         8.2 The Company shall issue to the Lead Managers or their respective designees on the Closing Date warrants (the "Lead Manager Warrants") pursuant to Regulation S to purchase an aggregate number of shares of Common Stock equal in number to eight percent (8%) of the total number of Shares issuable upon conversion of the Notes, at an initial exercise price equal to U.S.$5.00, which shall be issued in the form of Lead Manager warrant certificates (the "Lead Manager Warrant Certificates"), a draft of which is in the agreed form. Each Lead Manager Warrant shall entitle the holder to purchase one share at an initial exercise price equal to the Conversion Price of the Notes, and having a term of two and one half (22) years, and may be exercised as to all or any lesser number of shares of Common Stock covered thereby, commencing six (6) months after the date of issuance.

         8.3 The Company is responsible for paying and shall reimburse the party incurring:

         (a) the fees and expenses of the legal, accountancy and other professional advisers instructed by the Company in connection with the creation and issue of the Notes and the preparation of the Offering Circular;

         (b) the costs incurred in connection with the preparation and execution of this Agreement and the Issue Documents;

         (c) the cost of setting, proofing, printing and delivering the Offering Circular, the Global Note and the Bearer Notes;

         (d)     the fees and expenses of the other parties to the Issue
         Documents;

         (e) the cost of any advertising agreed between the Company, HSBC and RPC; and

         (f) the costs incurred in connection with the application for the Notes to be listed on the Luxembourg Stock Exchange.

         provided however, that any fees or costs incurred by HSBC and/or RPC shall not, together with any amounts reimbursed pursuant to this
         Section 8, exceed $200,000 without the prior written consent of the Company.

         8.4 In addition, the Company shall reimburse HSBC and RPC for all legal fees and expenses and any travelling, communication, courier, postage and other out-of-pocket expenses incurred by them in connection with the management of the issue of the Notes and any amount due to HSBC or RPC under this sub-clause may be deducted from the Issue Price or paid direct by the Company to any third party to whom such moneys are payable; provided, however, that such expenses shall not exceed U.S.$200,000 without the prior written consent of the Company (including the due diligence visits by the Lead Managers, roadshow expenses (if any), listing expenses, costs associated with production of a research report on the Company to be issued following the Closing, other costs specified in Section 8.3 and post-closing advertisements, but excluding the fees and expenses of the Company's legal counsel). Such reimbursement is not contingent upon the successful completion of the Placement.

         8.5 All payments in respect of the obligations of the Company hereunder shall be made free and clear of and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by United States federal or state taxing authorities or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay such additional amounts as will result in the receipt by the relevant

         Person of such amounts as would have been received by it if no such withholding or deduction had been required provided that such Person is not a U.S. Person or entity.

         8.6 The Company shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation, sale and issue of the Notes, and the execution of this Agreement and the Issue Documents, and the Company shall indemnify each Manager against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

         9.      Closing

         9.1 Subject to this Agreement not having been terminated pursuant to Clause 10 and subject to Clause 9.3, the closing of the Issue shall take place on the Closing Date, whereupon, subject to and in accordance with the terms of this Agreement and the Trust Indenture:

         (a) the Company shall deliver the Global Note (in respect of the number of Bearer Notes), duly executed on behalf of the Company and authenticated in accordance with the Trust Indenture, to a common depositary designated for the purpose by Euroclear and Cedel for credit on the Closing Date to the accounts of Euroclear and Cedel with such common depositary; and

         (b)     against such delivery of the Global Note referred to in Clause
         9.1 the Lead Managers shall upon receipt of moneys from each Placee make payment of such net proceeds received from the issue of the Notes (namely the Issue Price less the fees and expenses that are to be deducted pursuant to Clause 8) to the Segregated Account by wire transfer in U.S. dollars either for same day value or on the business day immediately thereafter together with interest at an annual rate of five and one-half percent (5.5%) to such account as the Company has designated to the Lead Managers.

         9.2 The Company and the Lead Managers may agree to postpone the Closing Date to another date not later than June 30, 1997, whereupon all references herein to the Closing Date shall be construed as being to that later date.

         9.3 The Lead Managers shall only be under obligation to proceed with the foregoing if:

         (a)     the Lead Managers receive on or before the Closing Date:

                 (i) a legal opinion dated the Closing Date and addressed to the Lead Managers and the Trustee from Haynes and Boone, L.L.P in a form reasonably acceptable to the Lead Managers;

                 (ii) closing certificates dated the Closing Date, addressed to the Lead Managers and signed by a duly authorised signatory on behalf of the Company in substantially the agreed form;

                 (iii) a closing auditors comfort letter dated the Closing Date and addressed to the Managers from Arthur Andersen L.L.P. in substantially the agreed form;

                 (iv) confirmation from the Luxembourg Stock Exchange that the Notes have been approved for listing on such exchange subject to closing;

         (b) the Issue Documents are executed on or before the Closing Date by or on behalf of all parties thereto in substantially the agreed form;

         (c) there has, since the date of this Agreement, been no adverse change, or any development reasonably likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Company or any Subsidiary that is material in the context of the offer, sale or issue of the Notes; and

         (d) the representations and warranties by the Company in this Agreement are true and correct on the date of this Agreement in all material respects and on each date on which they are deemed to be repeated and would be true and correct if they were repeated on the Closing Date with reference to the facts and circumstances then subsisting.

10.      Termination

         10.1 Either of the Lead Managers may give a termination notice to the Company at any time prior to the Closing if:

         (a) any representation and warranty by the Company in this Agreement is or proves to be untrue or incorrect in any material respect (in the opinion of the Lead Managers) after consultation with their legal counsel on the date of this Agreement or on any date on which it is deemed to be repeated;

         (b) the Company fails to perform any of its obligations hereunder which in the opinion of the Lead Managers after consultation with their legal counsel is material;

         (c) any of the conditions in Clause 9.3 is not satisfied or waived by the Lead Managers on the Closing Date; or

         (d) since the date of this Agreement there has been, in the opinion of either of the Lead Managers (after such consultation with the Company as may be reasonably practicable in the circumstances), such a change in national or international financial, political or economic conditions, currency exchange rates or exchange controls on the U.S. or international oil and gas markets as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market.

         10.2 The Company may give a termination notice to the Lead Managers at any time prior to the delivery by the Company of the Global Note to the common depositary on the Closing Date, if any of the Lead Managers fails to perform any of its obligations hereunder or comply with any of the terms hereof which in either case is material in the opinion of the Company after consultation with its legal counsel.

         10.3    Upon the giving of a termination notice under Clause 10.1 or
         10.2 and subject to Clause

         10.4:

         (a) the Company shall be discharged from performance of its obligations under Clauses 3. 1 and 7. 1;

         (b) the Managers shall be discharged from performance of their respective obligations hereunder; and

         (c) the provisions of Clauses 1, 7, 8.3, 8.4, 13 and 14 shall continue in full force and effect.

         10.4 A discharge pursuant to Clause 10.2 shall not affect the other obligations of the parties hereto and shall be without prejudice to accrued liabilities.

11.      Survival

         The provisions of this Agreement shall continue in full force and effect notwithstanding the completion of the arrangements set out herein for the issue of the Notes and regardless of any investigation by any party hereto.

12.      Time

         Any date or period specified herein may be postponed or extended by mutual written agreement among the parties but as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

13.      Notices

         13.1 All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

         (a)     if to the Company, to it at:

                 5605 North MacArthur Boulevard
                 Suite 400
                 Irving, Texas 75038

                 Attention:   Bruce N. Huff
                              Senior Vice President and Chief Financial Officer

                 Tel:             (972) 753 6839
                 Fax:             (972) 753 6926

                 With a copy
                 to:              Larry E. Cummings
                                  Vice President, Secretary and General Counsel

                 Tel:             (972) 752 6932
                 Fax:             (972) 753 6963

         (b)  if to HSBC, to it at:

                 Thames Exchange
                 10 Queen Street Place
                 London EC4R 1BL

                 Attention:       Simon Eagles
                                  Equity Capital Markets

                 Tel:             0171 336 2237
                 Fax:             0171 929 1520
                 Telex:           888866

         (c)     if to RPC, to it at:

                 56 Green Street
                 London WlY 3RH


                 Attention:       David P. Quint
                                  Managing Director

                 Tel:             0171 491 2434
                 Fax:             0171 491 9081

         13.2 Every notice or other communication sent in accordance with Clause 13.1 shall be effective as follows:

         (a)     if sent by letter or fax, upon receipt by the addressee; and

         (b) if sent by telex, upon receipt by the sender of the addressee's answerback at the end of transmission;

         provided, that any such notice or other communication which would otherwise take effect after 4.00 p.m. (Greenwich Mean Time) on any particular day shall not take effect until 10.00 a.m. (Greenwich Mean
         Time) on the immediately succeeding business day in the place of the addressee.

14.      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorised representatives as of the day and year first above written.


HARKEN ENERGY CORPORATION

By:     /s/ Bruce N. Huff
        -------------------------------
Name:   Bruce N. Huff
        -------------------------------
Title:  SVP and CFO
        -------------------------------


HSBC INVESTMENT BANK PLC

By:     /s/ Simon Eagles
        -------------------------------
Name:   Simon Eagles
        -------------------------------
Title:  Director - Equity Capital Marke
        -------------------------------


RAUSCHER PIERCE & CLARK, INC.

By:     /s/ David P. Quint
        -------------------------------
Name:   David P. Quint
        -------------------------------
Title:  President
        -------------------------------

RAUSCHER PIERCE & CLARK LIMITED

By:     /s/ David P. Quint
        -------------------------------
Name:   David P. Quint
        -------------------------------
Title:  Managing Director
        -------------------------------

BANCA DEL GOTTARDO

By:     /s/ Edward Law
        --------------------------
Name:   Edward Law
        --------------------------
Title:  Manager
        --------------------------


 JEFFERIES INTERNATIONAL LIMITED

By:     /s/ Edward Law
        --------------------------
Name:   Edward Law
        --------------------------
Title:  Manager
        --------------------------


 INVESTMENTBANK AUSTRIA A.G.

By:     /s/ Edward Law
        --------------------------
Name:   Edward Law
        --------------------------
Title:  Manager
        --------------------------

                                  The Schedule

                              Selling Restrictions


1.       General

         1.1 Each Manager acknowledges that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required.

         1.2 Each Manager undertakes to the Company that it will comply with all applicable laws and regulations in each country or jurisdiction in which it purchases, offers, sells or delivers Notes or has in its possession or distributes such offering material, in all cases at its own expense including, without limitation, in the United Kingdom, the provisions of the Criminal Justice Act 1993 and the Money Laundering Regulations (1993).

         1.3 Each Manager undertakes to the Company that it will comply with all U.S. laws and regulations applicable to the offer and sale of the Notes, including Regulation S of the Securities Act, the exemption from the registration requirements of the Securities Act pursuant to which the Notes are being offered and sold. Notwithstanding any of the agreements, terms or procedures set forth in this Agreement, if Regulation S is amended such amendments are deemed applicable to the offering of the Notes, each of the Managers and the Company undertake to comply with Regulation S, as amended, and to negotiate in good faith the agreements, terms and procedures set forth in this Agreement if necessary to comply with Regulations S, as amended.

2.       United States

         2.1 The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from the registration requirements of the Securities Act. The Shares have not been registered under the Securities Act and may not be offered or sold within the United States unless registered under the Securities Act or in a transaction pursuant to an exemption from the registration requirements of the Securities Act.

         2.2 The offers and sales of the Notes are to be effected pursuant to the exemption from the registration requirements of the Securities Act pursuant to Regulation S thereunder. The Company and the Managers have established the following procedures in connection with the offer, sale and resale of the Notes:

         (a) Each offer and sale of the Notes shall be made only in an "offshore transaction" (as defined in Regulation S) and to investors who are not "U.S. persons" (as defined in Regulation S);

         (b) no offer or sale of any of the Notes shall be made in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S);

         (c) no "directed selling efforts" (as defined in Regulation S) in respect of the Notes shall be made in or directed toward the United States;

         (d) "offering restrictions" (as defined in Regulation S) in respect of the Notes shall be implemented;

         (e) each purchaser of the Notes shall be furnished with the Offering Circular prepared by the Company together with any amendments thereof and supplements thereto as shall have been prepared by the Company, which describe, among other things, (i) the Notes, (ii) such summary financial and business information concerning the Company as is considered appropriate; and (iii) the restrictions on resale of the Notes;

         (f) no Offering Circular (or any revision or amendment thereof or supplement thereto) shall be delivered to any "U.S. person" (as defined in Regulation S);

         (g) the Company agrees to furnish the Managers with such number of copies of the Offering Circular and any revision or amendment thereof or supplement thereto as the Managers may require in connection with the offer and sale of the Notes; and

         (h) each purchaser of the Notes shall be required to confirm (i) by means of written certification, (ii) by acceptance of their subscription allotment, or (iii) by other means of confirmation acceptable to the Company and the Lead Managers that it is not a "U.S. person" (as defined in Regulation S) and that such purchaser will not offer or sell the Notes otherwise than in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

         2.3 Each Manager hereby represents, warrants and covenants with the Company that the Manager, its affiliates, and any person acting on behalf of, or as agent of, any of the foregoing, shall, whether as principal or agent:

         (a) comply with the procedures set forth in Sections 2.2 and 3 hereof;

         (b) offer and sell the Notes to the purchasers only in "offshore transactions" (as defined in Regulation S);

         (c) not engage with respect to the Notes in any "directed selling efforts" (as defined in Regulation S) in or directed toward the United States;

         (d) comply with all "offering restrictions" (as defined in Regulation S) in respect of the Notes;

         (e) not deliver any Offering Circular or any revision or amendment thereof or supplement thereto to any "U.S. person" (as defined in Regulation S);

         (f) not make any offers or sales of any of the Notes or any interest therein in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S);

         (g) comply with all laws and regulations of those jurisdictions in which the Notes are offered or sold which are applicable to the offer and sale of the Notes; and

         (h) on or prior to the Closing Date, send to each person who is acting on behalf of the Manager a written confirmation or other notice to the effect that such person is subject to the same restrictions on offers and sales that apply to the Manager.

         2.4 The Company hereby represents, warrants and covenants with the Managers that the Company its affiliates, and any person acting on behalf of, or as agent of, any of the foregoing, shall, whether as principal or agent:

         (a)     comply with the procedures set forth in Section 2.2 hereof;

         (b) offer and sell the Notes to the purchasers only in "offshore transactions" (as defined in Regulation S);

         (c) not engage with respect to the Notes in any "direct selling efforts" (as defined in Regulation S) in or directed toward the United States;

         (d) comply with all "offering restrictions" (as defined in Regulation S) in respect of the Notes;

         (e) not deliver any Offering Circular or any revision or amendment thereof or supplement thereto to any "U.S. person" (as defined in Regulation S);

         (f) not make any offers or sales of any of the Notes or any interest therein in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S); and

         (g) not make any sales of any of the Notes or any interest therein to any person other than the purchasers; provided, however, that insofar as this representation and warranty involves any participating broker-dealers in the offering, any affiliate of such broker-dealer or any officer, director, employee or agent of such broker-dealer, to the extent such broker-dealer is acting as Manager for the offering of the Notes, such representation is made by the Company solely on the basis of and in reliance upon the representations and warranties of such broker-dealer.

3.       United Kingdom

         Each Manager represents, warrants and undertakes to the Company that:

         (a) it has not offered or sold and prior to the expiry of the period of six (6) months from the Closing Date will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses in circumstances which have not resulted in an offer to the public within the meaning of the Public Offer of Securities Regulations 1995;

         (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and applicable orders and regulations thereunder with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

         (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes, if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.